MTBC Reports Third Quarter 2019 Results with Record Operating Income

Company Reaffirms Full-Year Guidance

SOMERSET, N.J., November 6, 2019 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the third quarter of 2019. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the rest of the year.

Third Quarter 2019 Financial Results:

●	Revenue of $16.9 million for Q3 2019
●	GAAP operating income of $669,000, a new record
●	Adjusted operating income of $2.3 million or 14% of revenue, a new record
●	GAAP net loss of $138,000, an improvement of $1.7 million over Q3 2018
●	Adjusted EBITDA of $2.6 million, a new record
●	Adjusted net income of $2.2 million or $0.18 per share, a new record

Year-to-Date 2019 Financial Results:

●	Revenue of $48.7 million for YTD 2019, a 43% increase from YTD 2018
●	GAAP net loss of $1.2 million, an improvement of $358,000 from YTD 2018
●	Adjusted EBITDA of $5.3 million or 11% of revenue, a 57% increase from YTD 2018
●	Adjusted net income of $4.3 million or $0.35 per share, a 75% increase from YTD 2018

“The first nine months of 2019 marked our strongest performance ever, including a 43% increase in year-to-date revenue to $48.7 million and a 57% increase in year-to-date adjusted EBITDA to $5.3 million. Adjusted EBITDA for the third quarter was $2.6 million, which is a new record for MTBC, and our nine-month adjusted EBITDA exceeds our adjusted EBITDA for all of 2018. Moreover, we’re very pleased to report new record levels of GAAP and adjusted operating income of $669,000 and $2.3 million, respectively. With our strong year-to-date performance, we are pleased to reaffirm our full-year 2019 guidance of $63 to $65 million in revenue and $8 to $10 million in adjusted EBITDA,” said Stephen Snyder, MTBC’s Chief Executive Officer.

Stephen Snyder continued, “We remain virtually debt-free and ended the third quarter with positive working capital of nearly $15 million and an untapped $10 million line of credit. Today, senior management is considering an average of one acquisition opportunity per week and we have the capital to deploy as we identify accretive acquisitions. As we’ve scaled, we have also been steadily increasing our investment in organic growth initiatives and the launch of telemedicine, both of which will further fuel our industry leading revenue growth rate and margin expansion during 2020 and beyond.”

First Nine Months 2019 Financial Results

Revenues for the first nine months of 2019 were $48.7 million, an increase of 43% or $14.7 million compared to $34.0 million in the same period last year. “Revenues for the first nine months of 2019 were almost equal to our full year revenue of $50.5 million in 2018. Our revenues grew at a compound annual growth rate of 37% from 2013 through 2018, and our 43% year-over-year growth demonstrates that our business is continuing to grow at a rate that far outpaces the rest of the industry,” said Bill Korn, MTBC’s Chief Financial Officer.

The GAAP net loss for the first nine months of 2019 was $1.2 million, an improvement of $358,000 from the first nine months of 2018. The GAAP net loss includes non-cash amortization and depreciation expense of $2.4 million, stock-based compensation expense of $2.3 million, and transaction and integration costs of $1.4 million. GAAP net loss per share of $0.48 is calculated using the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter, divided by the weighted average number of common shares outstanding.

Non-GAAP adjusted net income for the first nine months of 2019 was $4.3 million, an increase of $1.8 million or 75% compared to adjusted net income of $2.5 million in the same period last year. Non-GAAP adjusted net income was $0.35 per share, calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for the first nine months of 2019 was $5.3 million, or 11% of revenue, compared to adjusted EBITDA of $3.4 million in the same period last year. Year-to-date adjusted EBITDA increased by $1.9 million or 57% compared with the corresponding period in 2018, and already exceeds the 2018 full year adjusted EBITDA of $4.8 million.

During the first nine months of 2019, MTBC generated $4.8 million in cash from operations. The third quarter was MTBC’s eighth consecutive quarter with positive cash flow from operations. Management utilizes non-GAAP measures of profitability, such as adjusted EBITDA, adjusted net income and adjusted operating income, in part because they better approximate the cash impact of the Company’s operations.

Third Quarter 2019 Financial Results

Revenue for the third quarter of 2019 was $16.9 million, an increase of 1% compared to the second quarter of 2019 and a decrease of 1% compared to third quarter of 2018. “We purchased Orion’s assets on July 1 of 2018, with full knowledge that the third quarter of 2018 would include one-time revenue which would not be recurring. This is consistent with our expectations and experience when we complete an acquisition of a distressed target company at a discounted valuation. Third quarter 2018 included residual revenue from certain clients who were in the process of terminating their relationships with Orion at the time of the acquisition. Additionally, third quarter 2018 included some one-time revenue as our team completed processing our clients’ claims at a faster pace than Orion had done previously. Since most of our revenue comes from fees that are a percentage of what our clients collect, processing claims faster means that our clients (practices and hospitals) are paid faster and we recognize revenue faster. The small reduction of revenue year-over-year is consistent with our expectations and was anticipated in our revenue and earnings guidance” said Bill Korn.

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Third quarter 2019 GAAP operating income was a record $669,000, compared to a GAAP operating loss of $1.8 million for third quarter 2018. The Company reduced its direct operating costs by $1.6 million and its general and administrative expenses by $679,000, compared to third quarter 2018, which resulted in a $2.5 million improvement in GAAP operating income compared to third quarter 2018 and a $1.9 million improvement compared to second quarter 2019.

Non-GAAP adjusted operating income for third quarter 2019 was $2.3 million, or 14% of revenue, compared to $594,000 in third quarter 2018. Bill Korn remarked, “This was our tenth consecutive quarter of positive adjusted operating income. It represents 283% growth year-over-year, and is a record for the Company.”

The GAAP net loss for third quarter 2019 was $138,000 or $0.14 per share, compared to GAAP net loss of $1.8 million or $0.25 per share for third quarter 2018. This represents a $1.7 million improvement in the GAAP net loss. The GAAP net loss includes non-cash amortization and depreciation expense of $814,000, stock-based compensation expense of $775,000, foreign exchange losses of $704,000 and transaction and integration costs of $464,000.

Non-GAAP adjusted net income for third quarter 2019 was $2.2 million, an increase of $1.7 million compared to adjusted net income of $507,000 in the same period last year, and was the Company’s eighth consecutive quarter of positive adjusted net income. Non-GAAP adjusted net income was $0.18 per share, an increase of $0.14 compared to $0.04 per share during third quarter 2018.

Adjusted EBITDA for third quarter 2019 was a record $2.6 million, or 15% of revenue, compared to adjusted EBITDA of $865,000 in the same period last year. Bill Korn noted, “This was our tenth consecutive quarter of positive adjusted EBITDA, and our third quarter 2019 adjusted EBITDA by itself was almost as large as our total adjusted EBITDA for the first two quarters of 2019 together. This acceleration demonstrates that the Company is on track to achieve its guidance of $8 to $10 million of adjusted EBITDA during 2019, driven by the investments we made while integrating the Orion and Etransmedia acquisitions. We have reduced quarterly costs and operating expenses by $1.8 million while maintaining our focus on long-term revenue growth.”

The difference of $2.7 million between adjusted EBITDA and the GAAP net loss in the third quarter of 2019 reflects $814,000 of non-cash amortization and depreciation expense, $775,000 of stock-based compensation, $704,000 of foreign exchange losses and $464,000 of integration and transaction costs related to acquisitions.

Cash Balance and Capital

As of September 30, 2019, the Company had approximately $14 million in cash and positive working capital (current assets less current liabilities) of approximately $15 million. The Company has an untapped $10 million revolving line of credit with Silicon Valley Bank to help finance growth initiatives, including potential future acquisitions with the bank’s approval.

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In addition to common stock, MTBC has non-convertible Series A Preferred Stock, which is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020. Bill Korn clarified “The Company can choose whether to redeem shares, choosing the quantity of shares and setting timing for any action that we deem most beneficial. We have the option of issuing more shares of Preferred Stock if needed for an attractive acquisition opportunity, and can wait until the price of our common stock reaches levels we consider attractive to raise capital to retire a portion (or all) of the outstanding Preferred Stock.”

“MTBC is in the strongest position we have ever been in to make investments to grow our business,” remarked Stephen Snyder. “While we have the ability to make significantly larger acquisitions than we have done in the past, we also have the discipline to wait for deals to become available on terms we consider advantageous. Our prospects are better than ever, with cash, record operating income and virtually no debt.”

MTBC’s balance sheet reflects that the Company adopted ASC 842, the new accounting standard for leased assets, on January 1, 2019. This new standard requires all leased assets, including those that were previously categorized as operating leases, to be recorded on the balance sheet as “right-of-use assets,” and the corresponding discounted future lease payments to be included as liabilities. MTBC’s consolidated balance sheet on September 30, 2019 includes approximately $4.3 million of such assets and $4.5 million of such liabilities under this new accounting standard. The new standard affects our balance sheet, but does not materially impact our statements of operations or cash flows, and does not change our actual payments on these leases or any contractual relationships.

2019 Guidance

MTBC is reaffirming its forward-looking guidance for the fiscal year ending December 31, 2019:

For the Fiscal Year Ending December 31, 2019

Forward-Looking Guidance

Revenue	$63 – $65 million
Adjusted EBITDA	$8 – $10 million

2019 revenue will be in the guidance range of $63 to $65 million, which represents growth of 24% to 29% over 2018 revenue. “With revenue of $48.7 million during the first three quarters, including $16.9 million during the most recent quarter, we are very well-positioned to achieve our revenue guidance,” commented Bill Korn.

The Company anticipates adjusted EBITDA will be $8 to $10 million for 2019, representing growth of 67% to 108% over 2018 adjusted EBITDA. This follows a record 2018, when MTBC’s adjusted EBITDA was double 2017’s adjusted EBITDA. Bill Korn remarked, “Our third quarter adjusted EBITDA was $2.6 million, which was almost equal to the $2.7 million of adjusted EBITDA we achieved during the first six months of 2019. Our efforts integrating the Orion and Etransmedia acquisitions are bearing fruit. The elimination of third-party subcontractors, leveraging our technology to improve operational efficiency, and moving work to our offshore employees gives us confidence that we will achieve our adjusted EBITDA guidance.”

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Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2019 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-317-6361 and referencing “MTBC Third Quarter 2019 Earnings Call.” Investors who opt for audio-only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio-only replay can also be accessed by dialing 412-317-0088 and providing access code 10135780.

About MTBC

MTBC, Inc. is a healthcare information technology company that provides a fully integrated suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

Follow MTBC on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

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These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

(732) 873-5133

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$13,987,197	$14,472,483
Accounts receivable - net of allowance for doubtful accounts of $265,000 and $189,000 at September 30, 2019 and December 31, 2018, respectively	7,900,078	7,331,474
Contract asset	2,696,193	2,608,631
Inventory	375,300	444,437
Current assets - related party	13,200	25,203
Prepaid expenses and other current assets	1,092,616	1,191,445
Total current assets	26,064,584	26,073,673
Property and equipment - net	2,039,777	1,832,187
Operating lease right-of-use assets	4,261,709	-
Intangible assets - net	6,165,273	6,634,003
Goodwill	12,633,696	12,593,795
Other assets	392,642	489,703
TOTAL ASSETS	$51,557,681	$47,623,361
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,904,181	$2,438,267
Accrued compensation	1,999,001	1,731,063
Accrued expenses	2,450,523	1,589,009
Deferred rent (current portion)	-	90,657
Operating lease liability (current portion)	1,962,064	-
Deferred revenue (current portion)	16,439	25,355
Accrued liability to related party	663	10,663
Notes payable (current portion)	383,691	277,776
Contingent consideration	-	526,432
Dividend payable	1,586,528	1,468,724
Total current liabilities	11,303,090	8,157,946
Notes payable	121,511	222,400
Deferred rent	-	189,366
Operating lease liability	2,501,112	-
Deferred revenue	16,308	18,949
Deferred tax liability	198,931	164,346
Total liabilities	14,140,952	8,753,007
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 and 4,000,000 shares at September 30, 2019 and December 31, 2018, respectively; issued and outstanding 2,307,633 and 2,136,289 shares at September 30, 2019 and December 31, 2018, respectively	2,308	2,136
Common stock, $0.001 par value - authorized 29,000,000 and 19,000,000 shares at September 30, 2019 and December 31, 2018, respectively; issued 12,953,122 and 12,570,557 shares at September 30, 2019 and December 31, 2018, respectively; outstanding 12,212,323 and 11,829,758 shares at September 30, 2019 and December 31, 2018, respectively	12,953	12,571
Additional paid-in capital	64,743,714	65,142,460
Accumulated deficit	(25,407,952)	(24,203,745)
Accumulated other comprehensive loss	(1,272,294)	(1,421,068)
Less: 740,799 common shares held in treasury, at cost at September 30, 2019 and December 31, 2018	(662,000)	(662,000)
Total shareholders’ equity	37,416,729	38,870,354
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,557,681	$47,623,361

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
NET REVENUE	$16,851,328	$17,044,526	$48,681,038	$34,034,788
OPERATING EXPENSES:
Direct operating costs	10,535,629	12,123,907	31,779,564	20,941,535
Selling and marketing	347,568	461,512	1,091,524	1,169,583
General and administrative	4,451,975	5,131,295	13,757,805	10,786,234
Research and development	175,758	263,717	648,822	768,517
Change in contingent consideration	(279,565)	25,473	(343,768)	68,253
Depreciation and amortization	814,210	822,098	2,407,111	1,972,565
Restructuring and impairment charges	136,332	-	136,332	-
Total operating expenses	16,181,907	18,828,002	49,477,390	35,706,687
OPERATING INCOME (LOSS)	669,421	(1,783,476)	(796,352)	(1,671,899)
OTHER:
Interest income	57,272	24,544	202,969	59,768
Interest expense	(88,925)	(104,872)	(284,883)	(253,120)
Other (expense) income - net	(688,342)	(218,721)	(224,151)	151,242
LOSS BEFORE INCOME TAXES	(50,574)	(2,082,525)	(1,102,417)	(1,714,009)
Income tax provision (benefit)	86,970	(250,072)	101,790	(151,872)
NET LOSS	$(137,544)	$(1,832,453)	$(1,204,207)	$(1,562,137)

Preferred stock dividend	1,602,833	1,056,214	4,582,239	3,080,263
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,740,377)	$(2,888,667)	$(5,786,446)	$(4,642,400)

Net loss per common share: basic and diluted	$(0.14)	$(0.25)	$(0.48)	$(0.40)
Weighted-average common shares used to compute basic and diluted loss per share	12,146,110	11,770,178	12,038,819	11,684,659

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018
OPERATING ACTIVITIES:
Net loss	$(1,204,207)	$(1,562,137)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,457,183	2,015,508
Deferred rent	-	(49,608)
Lease amortization	1,440,066	-
Deferred revenue	(11,557)	(40,873)
Provision for doubtful accounts	105,315	261,541
Provision (benefit) for deferred income taxes	34,585	(187,072)
Foreign exchange loss (gain)	408,057	(105,418)
Interest accretion	381,827	143,030
Gain on sale of assets	(26,213)	-
Stock-based compensation expense	2,324,799	1,523,682
Change in contingent consideration	(343,768)	68,253
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(126,542)	901,683
Contract asset	51,607	(464,470)
Inventory	69,137	(148,858)
Other assets	(108,080)	(24,869)
Accounts payable and other liabilities	(698,408)	2,418,110
Net cash provided by operating activities	4,753,801	4,748,502
INVESTING ACTIVITIES:
Capital expenditures, net	(1,326,650)	(743,115)
Cash paid for acquisitions	(1,600,000)	(12,600,000)
Net cash used in investing activities	(2,926,650)	(13,343,115)
FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of fees and expenses	3,719,106	9,354,910
Preferred stock dividends paid	(4,464,435)	(2,771,192)
Settlement of tax withholding obligations on stock issued to employees	(1,320,650)	(333,007)
Proceeds from line of credit	-	6,625,000
Repayments of line of credit	-	(6,625,000)
Repayments of notes payable, net	(290,164)	(329,426)
Contingent consideration payments	(182,664)	(111,495)
Other financing activities	-	(33,150)
Net cash (used in) provided by financing activities	(2,538,807)	5,776,640
EFFECT OF EXCHANGE RATE CHANGES ON CASH	226,370	(284,685)
NET DECREASE IN CASH	(485,286)	(3,102,658)
CASH - beginning of the period	14,472,483	4,362,232
CASH - end of the period	$13,987,197	$1,259,574
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$24,909	$90,284
Dividends declared, not paid	$1,586,528	$1,056,218
Purchase of prepaid insurance through assumption of note	$301,359	$271,248
Warrants issued	$-	$101,989
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$95,822	$29,673
Interest	$46,089	$45,083

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands)
Net revenue	$16,851	$17,045	$48,681	$34,035

GAAP net loss	(138)	(1,832)	(1,204)	(1,562)

Provision (benefit) for income taxes	87	(250)	102	(152)
Net interest expense	32	80	82	193
Foreign exchange loss (gain) / other expense	704	227	408	(105)
Stock-based compensation expense	775	987	2,325	1,524
Depreciation and amortization	814	822	2,407	1,973
Transaction and integration costs	464	806	1,403	1,457
Restructuring and impairment charges	136	-	136	-
Change in contingent consideration	(280)	25	(344)	68
Adjusted EBITDA	$2,594	$865	$5,315	$3,396

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands)
Net revenue	$16,851	$17,045	$48,681	$34,035

GAAP net loss	(138)	(1,832)	(1,204)	(1,562)
Provision (benefit) for income taxes	87	(250)	102	(152)
Net interest expense	32	80	82	193
Other expense (income) - net	688	219	224	(151)
GAAP operating income (loss)	669	(1,783)	(796)	(1,672)
GAAP operating margin	4.0%	(10.5)%	(1.6)%	(4.9)%

Stock-based compensation expense	775	987	2,325	1,524
Amortization of purchased intangible assets	512	559	1,549	1,257
Transaction and integration costs	464	806	1,403	1,457
Restructuring and impairment charges	136	-	136	-
Change in contingent consideration	(280)	25	(344)	68
Non-GAAP adjusted operating income	$2,276	$594	$4,273	$2,634
Non-GAAP adjusted operating margin	13.5%	3.5%	8.8%	7.7%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in thousands except for per share amounts)
GAAP net loss	$(138)	$(1,832)	$(1,204)	$(1,562)

Foreign exchange loss (gain) / other expense	704	227	408	(105)
Stock-based compensation expense	775	987	2,325	1,524
Amortization of purchased intangible assets	512	559	1,549	1,257
Transaction and integration costs	464	806	1,403	1,457
Restructuring and impairment charges	136	-	136	-
Change in contingent consideration	(280)	25	(344)	68
Income tax expense (benefit) related to goodwill	45	(265)	30	(187)
Non-GAAP adjusted net income	$2,218	$507	$4,303	$2,452

End-of-period shares	12,212,323	11,829,758	12,212,323	11,829,758

Non-GAAP adjusted net income per share	$0.18	$0.04	$0.35	$0.21

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net loss attributable to common shareholders, per share	$(0.14)	$(0.25)	$(0.48)	$(0.40)
Impact of preferred stock dividend	0.13	0.10	0.38	0.27
Net loss per end-of-period share	(0.01)	(0.15)	(0.10)	(0.13)

Foreign exchange loss (gain) / other expense	0.06	0.02	0.03	(0.01)
Stock-based compensation expense	0.06	0.08	0.19	0.13
Amortization of purchased intangible assets	0.04	0.04	0.13	0.11
Transaction and integration costs	0.04	0.07	0.11	0.12
Restructuring and impairment charges	0.01	-	0.01	-
Change in contingent consideration	(0.02)	0.00	(0.03)	0.01
Income tax expense (benefit) related to goodwill	0.00	(0.02)	0.00	(0.02)
Non-GAAP adjusted net income per share	$0.18	$0.04	$0.35	$0.21

End-of-period shares	12,212,323	11,829,758	12,212,323	11,829,758

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, restructuring and impairment charges, and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring and impairment charges, and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring and impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards, and the related taxes, based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring and Impairment Charges. Restructuring charges represent the remaining lease costs for a facility no longer used by the Company as the employees were moved to another Company facility. Impairment charges represent charges recorded for a leased facility no longer being used by the Company. The Company is marketing the facility for sublease.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a (benefit) charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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